EXHIBIT 99.1

Emmaus Life Sciences to Restate Previously Issued Financial Statements

Torrance CA, July 8, 2020 - Emmaus Life Sciences, Inc. (OTCQB: EMMA), a leader in sickle cell disease treatment, today announced it will be restating its previously issued audited consolidated financial statements for the twelve months ended December 31, 2018 and unaudited quarterly statements for the three and nine months ended September 30, 2019. Emmaus also will restate the unaudited quarterly financial statements of EMI Holding, Inc., or EMI, with which Emmaus completed a reverse recapitalization transaction in July 2019, for the three months ended March 31, 2019 and the three and six months ended June 30, 2019. EMI is no longer an SEC reporting company. The decision to restate the financial statements was approved on July 1, 2020 by Emmaus’ Board of Directors upon the recommendation of the Audit Committee of the Board of Directors and after consultation with management.

Investors should no longer rely upon the previously issued financial statements cited above. Similarly, any earnings releases and other press releases and investor communications containing information derived from such financial statements should no longer be relied upon.

The decision to restate such financial statements was based on the determination that they cannot be relied upon as a result of errors identified by management and Emmaus’ new finance and accounting personnel during the preparation of its Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, which Reports have not yet been completed, related to accounting for complex transactions as follows:

1.	The misclassification as equity of warrants issued by EMI in October of 2018, which warrants should have been accounted for as liabilities based upon fair value.

2.	The erroneous consolidation as a Variable Interest Entity, or VIE, of EMI’s interest in EJ Holdings, Inc., which should have been accounted for based upon the equity method.

The foregoing matters have been discussed with BDO USA, LLP, Emmaus’ independent registered public accounting firm, and with SingerLewak LLP, EMI’s predecessor independent registered public accounting firm. The audit for the year ended December 31, 2019 is ongoing and is not yet completed and there may be additional corrections.

A full reconciliation of the actual restatement adjustments, as well as revisions deemed to have an immaterial impact, for the periods ended December 31, 2018 and for affected quarters of 2019 will be included in Emmaus’ Annual Report on Form 10-K for the year ended December 31, 2019 to be filed as soon as possible with the Securities and Exchange Commission (SEC) and will be available on the investor relations page of the Emmaus website when filed. A reconciliation of the actual restatement adjustments to the quarterly periods presented will be included in Emmaus’ Quarterly Reports on Form 10-Q for the corresponding periods in 2020 as and when such Reports are filed with the SEC.

Emmaus has experienced a significant business transformation over the last couple of years, including the completion of the reverse recapitalization transaction with EMI, expansion of its commercialization activities in the U.S. and abroad and changes in legal, finance and accounting personnel. Throughout 2019, Emmaus has been making efforts to remediate the material weaknesses in EMI’s internal controls over financial reporting identified in 2018, including investing in new personnel that have added expertise in complex transactions.

Today's announcement reiterates Emmaus’ continued commitment to improve its practices and uphold the highest standards of financial reporting.

Forward-looking Statements

This press release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended, including statements regarding the restatement of Emmaus’ previously issued financial statements. These forward-looking statements are subject to change based upon the completion of the audit of Emmaus’ year-end 2019 financial statements and review of its 2020 interim financial statements, as well as other assumptions, risks and uncertainties which change over time, including business and financial market risks relating to fallout from the extraordinary governmental response to the COVID-19 pandemic and uncertainties regarding Emmaus’ working capital and ability to carry on its existing operations and to obtain needed financing and other factors previously disclosed in the company’s reports filed with the SEC. Actual results may differ, perhaps materially, from those expressed herein. Such forward-looking statements speak only as of the date of this press release, and Emmaus assumes no duty to update them for any new or changed circumstances, except as may be required by law.

Company Contact:	Investor Relations Contact:
Emmaus Life Sciences, Inc.	LifeSci Advisors
Joseph (Jay) C. Sherwood III	Bruce Mackle
Chief Financial Officer	(929) 469-3859
(310) 214-0065, Ext. 3005	bmackle@lifesciadvisors.com
jsherwood@emmauslifesciences.com